    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 1996


                                                        REGISTRATION NO.33-64685
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            PRIME HOSPITALITY CORP.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                                       22-2640625
          (State or other jurisdiction                          (I.R.S. Employer
              of incorporation or                             Identification No.)
                 organization)

                            ------------------------

                               700 ROUTE 46 EAST
                        FAIRFIELD, NEW JERSEY 07007-2700
                                 (201) 882-1010
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                                JOSEPH BERNADINO
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                            PRIME HOSPITALITY CORP.
                               700 ROUTE 46 EAST
                        FAIRFIELD, NEW JERSEY 07007-2700
                                 (201) 882-1010
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   Copies to:

                 WILLIAM N. DYE                               JOHN D. WATSON, JR.
            WILLKIE FARR & GALLAGHER                            LATHAM & WATKINS
              ONE CITICORP CENTER                        1001 PENNSYLVANIA AVENUE, N.W.
              153 EAST 53RD STREET                                 SUITE 1300
            NEW YORK, NEW YORK 10022                         WASHINGTON, D.C. 20004
                 (212) 821-8000                                  (202) 637-2200

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box: / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering: / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses in connection with the sale and distribution of the Notes being registered which will be paid solely by the Company. All the amounts shown are estimates, except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. filing fee:

    SEC Registration Fee......................................................  $ 41,380
    NASD Fee..................................................................    12,500
    Trustee Fees and Expenses.................................................    12,000
    Printing and Engraving Expenses...........................................   100,000
    Legal Fees and Expenses...................................................   220,000
    Accounting Fees and Expenses..............................................    40,000
    Blue Sky Fees and Expenses................................................    20,000
    Rating Agency Fees........................................................    50,000
    Miscellaneous Expenses....................................................     4,120
                                                                                --------
              Total...........................................................  $500,000
                                                                                ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

     In accordance with Section 145 of the DGCL, Article 8 of the Company's Restated Certificate of Incorporation (the "Restated Certificate") and the Company's By-Laws (the "By-Laws") provide that the Company shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provided by the Restated Certificate and the By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any other contract or agreement between the Company and any officer, director, employee or agent of the Company. Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Company) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors of the Company upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company. Subparagraph (d) of Article 8 of the Restated Certificate provides that neither the amendment or repeal of, nor the adoption of any provision inconsistent with, the above-referenced provisions of the Restated Certificate shall eliminate or reduce the effect of such provisions in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to such provisions if any such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted. Subparagraph (e) of Article 8 of the Restated Certificate provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ITEM 16. EXHIBITS


EXHIBIT                                                     REPORT OR REGISTRATION STATEMENT IN
NUMBER                         DESCRIPTION                      WHICH DOCUMENT IS CONTAINED
------            -------------------------------------    -------------------------------------
 1.1         --   Form of Underwriting Agreement           Previously filed
 2.1         --   Disclosure Statement for Debtors'
                  Second Amended Joint Plan of
                  Reorganization dated January 16,
                  1992, which includes the Debtors'
                  Second Amended Plan of Reorganization
                  as an exhibit thereto                    Filed as Exhibit 2(c) to the
                                                           Company's Form 8-A dated July 9, 1992
 4.1         --   Specimen Note                            Contained within Exhibit 4.2
 4.2         --   Form of Indenture, between the
                  Company and Norwest Bank Minnesota,
                  National Association, as the Trustee     Filed herewith
 4.3         --   Form of Deed of Trust, Security
                  Agreement, Assignment of Rents and
                  Leases and Fixture Filing                Contained within Exhibit 4.2
 5.1         --   Opinion of Willkie Farr & Gallagher      Filed herewith
12.1         --   Statement re: Computation of Ratios      Previously filed
23.1         --   Consent of Willkie Farr & Gallagher      Contained within Exhibit 5.1
23.2         --   Consent of Arthur Andersen LLP           Previously filed
23.3         --   Consent of J.H. Cohn & Company           Previously filed
24.1         --   Power of Attorney                        Previously filed
25.1         --   Statement of Eligibility of Trustee      Previously filed


ITEM 17. UNDERTAKINGS

     (1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Certificate, By-Laws, the Underwriting Agreement or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (2) The Registrant hereby undertakes that

          (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or
     (4) or 497 (h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

          (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and this Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of January, 1996.


                                          PRIME HOSPITALITY CORP.

                                          By:      /s/  DAVID A. SIMON

                                            ------------------------------------
                                                      David A. Simon,
                                                   Chairman of the Board,
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.


                   NAME                                  TITLE                      DATE
------------------------------------------  --------------------------------  -----------------
           /s/  DAVID A. SIMON              Chairman of the Board,            January 16, 1996
------------------------------------------  President, Chief Executive
              David A. Simon                Officer and Director (principal
                                            executive officer)
           /s/  JOHN M. ELWOOD              Chief Financial Officer,          January 16, 1996
------------------------------------------  Executive Vice President and
              John M. Elwood                Director (principal financial
                                            and accounting officer)
                       *                    Director                          January 16, 1996
------------------------------------------
             Herbert Lust, II
                       *                    Director                          January 16, 1996
------------------------------------------
             Jack H. Nusbaum
                       *                    Director                          January 16, 1996
------------------------------------------
             Allen J. Ostroff
                       *                    Director                          January 16, 1996
------------------------------------------
             A.F. Petrocelli
                       *                    Director                          January 16, 1996
------------------------------------------
             Howard M. Lorber
       *By:    /s/  JOHN M. ELWOOD
------------------------------------------
              John M. Elwood
             Attorney-in-Fact

                                 EXHIBIT INDEX


                                                      REPORT OR REGISTRATION STATEMENT   SEQUENTIALLY
EXHIBIT                                                              IN                    NUMBERED
NUMBER                     DESCRIPTION                   WHICH DOCUMENT IS CONTAINED        PAGES
------       ---------------------------------------  ---------------------------------  ------------
 1.1    --   Form of Underwriting Agreement           Previously filed
 2.1    --   Disclosure Statement for Debtors'
             Second Amended Joint Plan of
             Reorganization dated January 16, 1992,
             which includes the Debtors' Second
             Amended Plan of Reorganization as an
             exhibit thereto                          Filed as Exhibit 2(c) to the
                                                      Company's Form 8-A dated July 9,
                                                      1992
 4.1    --   Specimen Note                            Contained within Exhibit 4.2
 4.2    --   Form of Indenture, between the Company
             and Norwest Bank Minnesota, National
             Association, as the Trustee              Filed herewith
 4.3    --   Form of Deed of Trust, Security
             Agreement, Assignment of Rents and
             Leases and Fixture Filing                Contained within Exhibit 4.2
 5.1    --   Opinion of Willkie Farr & Gallagher      Filed herewith
12.1    --   Statement re: Computation of Ratios      Previously filed
23.1    --   Consent of Willkie Farr & Gallagher      Contained within Exhibit 5.1
23.2    --   Consent of Arthur Andersen LLP           Previously filed
23.3    --   Consent of J.H. Cohn & Company           Previously filed
24.1    --   Power of Attorney                        Previously filed
25.1    --   Statement of Eligibility of Trustee      Previously filed